Exhibit 10.1

FOURTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

          This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 28, 2005, is by and among LINCARE HOLDINGS INC., a Delaware corporation (the “Borrower”), each of the Borrower’s Subsidiaries (individually a “Guarantor” and collectively the “Guarantors”; together with the Borrower, individually a “Credit Party”, and collectively the “Credit Parties”), the Required Lenders signatory hereto and BANK OF AMERICA, N. A., as Agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H

          WHEREAS, the Credit Parties, the Lenders and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of April 25, 2002, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 4, 2003, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 10, 2004, as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of April 26, 2005 (collectively, the “Existing Credit Agreement”);

          WHEREAS, the Borrower has requested, and the Lenders have agreed, to amend certain provisions of the Existing Credit Agreement as set forth herein below.

          NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART I
DEFINITIONS

          SUBPART 1.1  Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

                    “Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

                    “Amendment No. 4 Effective Date” is defined in Subpart 3.1.

          SUBPART 1.2  Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

          Effective on (and subject to the occurrence of) the Amendment No. 4 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.

          SUBPART 2.1  Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended in the following respects:

(a) The definition of “Applicable Percentage” is hereby amended and restated in its entirety to read as follows:

          “Applicable Percentage” means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate of the Facility Fee for any day for purposes of Section 3.5(b) and the applicable rate of the Letter of Credit Fee for any day for purposes of Section 3.5(c)(i), the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as set forth below:

Applicable Percentages

		Revolving Loans

Pricing Level	Leverage Ratio	Eurodollar Loans	Base Rate Loans	Letter of Credit Fee	Facility Fee

I	< 0.5	0.60%	0.0%	0.60%	0.15%
II	< 1.00 but > 0.5	0.70%	0.0%	0.70%	0.175%
III	< 1.75 but > 1.00	0.80%	0.0%	0.80%	0.20%
IV	> 1.75	1.00%	0.0%	1.00%	0.25%

          The Applicable Percentages shall be determined and adjusted quarterly on the date (each a “Calculation Date”) five Business Days after the date by which the Borrower is required to provide the officer’s certificate in accordance with the provisions of Section 7. l(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that (i) the initial Applicable Percentages following the Amendment No. 4 Effective Date shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on June 30, 2005, on and after which time the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Borrower fails to provide the officer’s certificate as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level IV until such time as an appropriate officer’s certificate is provided, whereupon the Applicable Percentages shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Revolving Loans and Letters of Credit as well as any new Revolving Loans and Letters of Credit made or issued.

(b) The definition of “Permitted Acquisition” is hereby amended and restated in its entirety to read as follows:

          “Permitted Acquisition” means an Acquisition by the Borrower or any Subsidiary of the Borrower for the fair market value of the Capital Stock or Property acquired, provided that (i) the Capital Stock or Property acquired in such Acquisition relates to a line of business similar to the business of the Borrower or any of its Subsidiaries, (ii) in the case of an Acquisition of Capital Stock of another Person, (A) the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and (B) such Person shall become a wholly-owned direct or indirect Subsidiary of the Borrower, (iii) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (iv) no Default or Event of Default exists as of the date of such Acquisition (after giving effect thereto), (v) if the aggregate consideration for such Acquisition exceeds $50,000,000 (including cash and non-cash consideration and any assumption of Indebtedness), the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to the Acquisition on a Pro Forma Basis, the Borrower will be in compliance with all of the financial covenants set forth in Section 7.11 and (vi) if the Leverage Ratio immediately prior to or after giving effect to such Acquisition on a Pro Forma Basis exceeds 1.50 to 1.0, then the aggregate consideration for all Acquisitions occurring after the Amendment No. 4 Effective Date shall not exceed the greater of (A) $400,000,000 or (B) the aggregate amount of all permitted Acquisitions consummated prior to such date.

(c) Clause (xi) of the definition of “Permitted Investments” is hereby amended and restated in its entirety to read as follows:

          (xi)     additional Investments not included within the foregoing clauses hereof; provided that the aggregate outstanding amount of all Investments made pursuant to this clause (xi) shall not at any time exceed an amount equal to 15% of Consolidated Net Worth as of the end of the most recently completed fiscal year of the Borrower with respect to which the Agent shall have received the Required Financial Information.

(d) Clause (xvii) of the definition of “Permitted Liens” is hereby amended and restated in its entirety to read as follows:

          (xvii) additional Liens not otherwise permitted by the foregoing clauses hereof; provided that such additional Liens permitted by this clause (xvii) do not secure Indebtedness of more than $20,000,000.

(e) The definition of “Pro Forma Basis” is hereby amended and restated in its entirety to read as follows:

          Pro Forma Basis” means, for purposes of calculating compliance with each of the financial covenants set forth in Section 7.11 (a) and (b) in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the information required pursuant to Section 7.1. In connection with any calculation of the financial covenants set forth in Section 7.11 (a) and (b) upon giving effect to a transaction on a Pro Forma Basis, (a) any Indebtedness incurred by the Borrower in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (b) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Acquisition comprising such transaction, as applicable, shall be included to the extent relating to the relevant period.

(f) The definition of “Pro Forma Compliance Certificate” is hereby amended and restated in its entirety to read as follows:

          “Pro Forma Compliance Certificate” means a certificate of an Executive Officer of the Borrower delivered to the Agent in connection with any Acquisition as referred to in the definition of “Permitted Acquisition” set forth in this Section 1.1, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Leverage Ratio and the Interest Coverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

(g) The following new definitions are hereby added to the Existing Credit Agreement in the appropriate alphabetical order to read as follows:

“Amendment No. 4 Effective Date” shall mean June 28, 2005.

“Facility Fee” shall have the meaning assigned to such term in Section 3.5(b).

          “Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Expense for such period.

(h) The following definitions are hereby deleted from the Existing Credit Agreement:

“Consolidated EBITDAR”
“Consolidated Rent Expense”
“Fixed Charge Coverage Ratio”
“Unused Fee”
“Unused Fee Calculation Period”
“Unused Revolving Committed Amount”

SUBPART 2.2 Amendments to Section 3.4(c). Section 3.4(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.4 Termination and Reduction of Revolving Committed Amount.

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           (c)     General. The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 3.5(b), on the date of each reduction of the Revolving Committed Amount, the Facility Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

SUBPART 2.3 Amendments to Section 3.5(b). Section 3.5(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.5 Fees.

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          (b)     Facility Fee. The Borrower shall pay to the Agent for the account of each Lender in accordance with its Commitment Percentage, a facility fee equal to the Applicable Percentage times the then applicable Revolving Committed Amount (or, if the Commitments have been terminated, on the outstanding Revolving Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit and the Participation Interests of the Swingline Lender in any Swingline Loans)), regardless of usage.  The facility fee shall accrue at all times from the Amendment No. 4 Effective Date until the Maturity Date (and thereafter so long as any Revolving Loans, Swingline Loans or LOC Obligations remain outstanding), including at any time during which one or more of the conditions in Section 5.2 is not met, and shall be d ue and payable quarterly in arrears on the last Business Day of each March, June,

September and December, commencing with the first such date to occur after the Amendment No. 4 Effective Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated at a per annum rate quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

SUBPART 2.4 Amendments to Section 3.13(a). Section 3.13(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.13 Pro Rata Treatment.

            (a)      Revolving Loans. Each Revolving Loan, each payment or prepayment of principal of any Revolving Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of the Facility Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Revolving Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and Participation Interests.

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SUBPART 2.5 Amendments to Section 7.11. Section 7.11 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.11 Financial Covenants.

(a) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of any fiscal quarter of the Consolidated Parties shall be greater than or equal to 3.00 to 1.0.

(b) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to 2.50 to 1.0.

SUBPART 2.6 Amendments to Section 8.1(i). Section 8.1(i) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.1 Indebtedness.

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(i) other Indebtedness hereafter incurred by the Borrower not exceeding $100,000,000 in aggregate principal amount at any time outstanding;

SUBPART 2.7 Amendments to Section 8.4. Section 8.4 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.4 Consolidation, Merger, Dissolution, etc.

          The Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) either (A) the Borrower is the continuing or surviving corporation or (B) the Person formed by or surviving any such merger or consolidation (1) is a corporation organized or existing under the laws of the U.S., any state thereof or the District of Columbia and (2) expressly assumes all the obligations of the Borrower under the Credit Documents pursuant to an agreement(s) reasonably satisfactory to the Agent, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties and (iii) after giving effect to such transaction, no Default or Event of Default exists, (b) any Credit Party other than the Borrower may merge or consolidate with any other Credit Party other than the Borrower provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties and (ii) after giving effect to such transaction, no Default or Event of Default exists and (c) the Borrower or any Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with a Permitted Acquisition provided that (i) either (A) the Borrower is the continuing or surviving corporation or (B) the Person formed by or surviving any such merger or consolidation (1) is a corporation organized or existing under the laws of the U.S., any state thereof or the District of Columbia and (2) expressly assumes all the obligations of the Borrower or such Subsidiary, as the case may be, under the Credit Documents pursuant to an agreement(s) reasonably satisfactory to the Agent, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties and (iii) after giving effect to such transaction, no Default or Event of Default exists.

SUBPART 2.8 Amendments to Section 8.7(c). Section 8.7(c). of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.7 Restricted Payments.

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          (c)      repurchases, distributions, dividends or redemptions by the Borrower in respect of its Capital Stock, provided that if the Leverage Ratio as of the end of the most recently tested fiscal quarter is greater than or equal to 1.50 to 1.0 or if after giving pro forma effect to any such repurchases, distributions, dividends or redemptions the Leverage Ratio would be greater than or equal to 1.50 to 1.0, then the aggregate amount expended for all such repurchases, distributions, dividends or redemptions following the Amendment No. 4 Effective Date shall not exceed the greater of (i) $400,000,000 or (ii) the amount of repurchases, distributions, dividends or redemptions consummated prior to such date.

PART III
CONDITIONS TO EFFECTIVENESS

          SUBPART 3.1  Amendment No. 4 Effective Date. This Amendment shall be and become effective as of the date hereof (the “Amendment No. 4 Effective Date”) when all of the conditions set forth in this Part III shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as “Amendment No. 4.”

          SUBPART 3.2  Execution of Counterparts of Amendment. The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors and the Lenders.

          SUBPART 3.3  Fees and Expenses. The Borrower has paid (i) for the account of each Lender approving the Amendment, an amendment fee equal to twelve and one-half (12.5) basis points based upon such Lender’s Commitment and (ii) all fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein including, without limitation, the legal fees and expenses of Moore & Van Allen PLLC, counsel to the Agent provided an invoice therefore has been submitted to Borrower on or prior to the Amendment No. 4 Effective Date.

          SUBPART 3.4  Other Items. The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.

PART IV
MISCELLANEOUS

          SUBPART 4.1  Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents and (b) the representations and warranties set forth in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

          SUBPART 4.2  Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

          SUBPART 4.3  Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

          SUBPART 4.4  Instrument Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

          SUBPART 4.5  References in Other Credit Documents. At such time as this Amendment No. 4 shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 4.

          SUBPART 4.6  Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

          SUBPART 4.7  Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          SUBPART 4.8  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SUBPART 4.9  General. Except as amended hereby, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	LINCARE HOLDINGS INC.,
a Delaware corporation

	By:	/s/ PAUL G. GABOS

	Name:	Paul G. Gabos
	Title:	CFO

GUARANTORS:	LINCARE INC.,
a Delaware corporation

	By:	/s/ PAUL G. GABOS

	Name:	Paul G. Gabos
	Title:	CFO

LINCARE PROCUREMENT INC.,
a Delaware corporation

	By:	/s/ PAUL G. GABOS

	Name:	Paul G. Gabos
	Title:	CFO

LINCARE ASSET MANAGEMENT LP,
a Nevada limited partnership

By: Lincare Holdings Inc., a Delaware corporation, its general partner

By:	/s/ PAUL G. GABOS

Name:	Paul G. Gabos
Title:	CFO

LINCARE OF NEW YORK INC.,
a New York corporation

By:	/s/ PAUL G. GABOS

Name:	Paul G. Gabos
Title:	CFO

LINCARE PHARMACY SERVICES INC.,
a Delaware corporation

By:	/s/ PAUL G. GABOS

Name:	Paul G. Gabos
Title:	CFO

LINCARE LICENSING INC.,
a Delaware corporation

By:	/s/ PAUL G. GABOS

Name:	Paul G. Gabos
Title:	CFO

CONVACARE SERVICES INC.,
an Indiana corporation

By:	/s/ PAUL G. GABOS

Name:	Paul G. Gabos
Title:	CFO

MED 4 HOME INC.,
a Delaware corporation

By:	/s/ PAUL G. GABOS

Name:	Paul G. Gabos
Title:	CFO

ALPHA RESPIRATORY, INC.,
a Delaware corporation

By:	/s/ PAUL G. GABOS

Name:	Paul G. Gabos
Title:	CFO

HEALTH CARE SOLUTIONS AT HOME INC.,
a Delaware corporation

By:	/s/ PAUL G. GABOS

Name:	Paul G. Gabos
Title:	CFO

HOME-CARE EQUIPMENT NETWORK INC.,
a Delaware corporation

By:	/s/ PAUL G. GABOS

Name:	Paul G. Gabos
Title:	CFO

AGENT:	BANK OF AMERICA, N.A.,
as Agent

	By:	/s/ CAYCE MCCAIN

	Name:	Cayce McCain
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ CRAIG MURLLESS

	Name:	Craig Murlless
	Title:	Senior Vice President

BANK LEUMI USA,
as a Lender

By:	/s/ JOUNG HEE HONG

Name:	Joung Hee Hong
Title:	Vice President

SCOTIABANC, INC.,
as a Lender

By:	/s/ DANA MALONEY

Name:	Dana Maloney
Title:	Managing Director

CALYON NEW YORK BRANCH,
as a Lender

By:	/s/ CHARLES HEIDSIECK

Name:	Charles Heidsieck
Title:	Managing Director

By:	/s/ THOMAS RANDOLPH

Name:	Thomas Randolph
Title:	Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ THOMAS A. HECKMAN

Name:	Thomas A. Heckman
Title:	AVP

NATIONAL CITY BANK OF KENTUCKY,
as a Lender

By:	/s/ DEROY SCOTT

Name:	Deroy Scott
Title:	Senior Vice President